EXHIBIT B-2


                       364-DAY REVOLVING CREDIT AGREEMENT


                                      among

                             NISOURCE FINANCE CORP.,
                                  as Borrower,

                                  NISOURCE INC.
                                       and

                               NEW NISOURCE INC.,
                                 as Guarantors,

                           CREDIT SUISSE FIRST BOSTON

                                       and

                               BARCLAYS BANK PLC,

                            as Co-Syndication Agents,

                            THE LENDERS PARTY HERETO,
                                   as Lenders,

                           CREDIT SUISSE FIRST BOSTON,
                             as Administrative Agent

                                       and

                               BARCLAYS BANK PLC,
                             as Documentation Agent

                          -----------------------------

                           CREDIT SUISSE FIRST BOSTON
                                       and
                                BARCLAYS CAPITAL

                    Co-Lead Arrangers and Joint Book Runners
                          -----------------------------

                          Dated as of November 1, 2000

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..........................................................1

    SECTION 1.01. Defined Terms................................................1
    SECTION 1.02. Classification of Loans and Borrowings......................19
    SECTION 1.03. Terms Generally.............................................20
    SECTION 1.04. Accounting Terms; GAAP......................................20

ARTICLE II THE CREDITS........................................................21

    SECTION 2.01. Commitments.................................................21
    SECTION 2.02. Loans and Borrowings........................................21
    SECTION 2.03. Requests for Revolving Borrowings; Conversion of Revolving
                  Loans to Term Loans.........................................22
    SECTION 2.04. Competitive Bid Procedure...................................23
    SECTION 2.05. Funding of Borrowings.......................................25
    SECTION 2.06. Interest Elections..........................................26
    SECTION 2.07. Mandatory Termination or Reduction of Commitments...........27
    SECTION 2.08. Mandatory Prepayments.......................................28
    SECTION 2.09. Optional Reduction of Commitments...........................29
    SECTION 2.10. Repayment of Loans; Evidence of Debt........................29
    SECTION 2.11. Optional Prepayment of Loans................................30
    SECTION 2.12. Fees........................................................31
    SECTION 2.13. Interest....................................................32
    SECTION 2.14. Alternate Rate of Interest..................................33
    SECTION 2.15. Increased Costs.............................................33
    SECTION 2.16. Break Funding Payments......................................35
    SECTION 2.17. Taxes.......................................................35
    SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-
                  offs........................................................36
    SECTION 2.19. Mitigation Obligations; Replacement of Lenders..............38

ARTICLE III CONDITIONS........................................................39

    SECTION 3.01. Conditions Precedent to the Initial Loan....................39
    SECTION 3.02. Conditions Precedent to Each Loan...........................41

ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................42

    SECTION 4.01. Representations and Warranties of the Credit Parties........42

ARTICLE V AFFIRMATIVE COVENANTS...............................................45

    SECTION 5.01. Affirmative Covenants.......................................45

ARTICLE VI NEGATIVE COVENANTS.................................................49

    SECTION 6.01. Negative Covenants..........................................49

ARTICLE VII FINANCIAL COVENANTS...............................................53

    SECTION 7.01. Interest Coverage Ratio.....................................53
    SECTION 7.02. Debt to Capitalization Ratio................................53

ARTICLE VIII EVENTS OF DEFAULT................................................54

    SECTION 8.01. Events of Default...........................................54

ARTICLE IX THE ADMINISTRATIVE AGENT...........................................57

    SECTION 9.01. The Administrative Agent....................................57

ARTICLE X GUARANTY............................................................59

    SECTION 10.01.    The Guaranty............................................59
    SECTION 10.02.    Waivers.................................................61

ARTICLE XI MISCELLANEOUS......................................................62

    SECTION 11.01.    Notices.................................................62
    SECTION 11.02.    Waivers; Amendments.....................................63
    SECTION 11.03.    Expenses; Indemnity; Damage Waiver......................63
    SECTION 11.04.    Successors and Assigns..................................64
    SECTION 11.05.    Survival................................................68
    SECTION 11.06.    Counterparts; Integration; Effectiveness................68
    SECTION 11.07.    Severability............................................68
    SECTION 11.08.    Right of Setoff.........................................69
    SECTION 11.09.    Governing Law; Jurisdiction; Consent to Service of
                      Process.................................................69
    SECTION 11.10.    WAIVER OF JURY TRIAL....................................70
    SECTION 11.11.    Headings................................................70
    SECTION 11.12.    Confidentiality.........................................70


ANNEX A Pricing Grid

EXHIBIT A      Form of Assignment and Acceptance
EXHIBIT B      Form of Opinion of Schiff Hardin & Waite

SCHEDULE 2.01       Commitments

SCHEDULE 4.01(d)    Merger Agreement - Waived or Amended Provisions
SCHEDULE 6.01(e)    Certain Restrictions

          364-DAY REVOLVING CREDIT AGREEMENT, dated as of         , 2000, among
                                                          --------
NISOURCE FINANCE CORP., an Indiana corporation, as Borrower (the "Borrower"), NISOURCE INC., an Indiana corporation ("Old NiSource"), and NEW NISOURCE INC., a Delaware corporation ("New NiSource"), as Guarantors (the "Guarantors"), CREDIT SUISSE FIRST BOSTON and BARCLAYS BANK PLC, as Co-Syndication Agents, the Lenders party hereto, CREDIT SUISSE FIRST BOSTON, as Administrative Agent (in such capacity, the "Administrative Agent"), and BARCLAYS BANK PLC, as Documentation Agent.

                                   WITNESSETH:

          WHEREAS, the parties are willing to enter into this 364-Day Revolving Credit Agreement on the terms and subject to the conditions herein set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following
                        -------------
terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Administrative Agent" means Credit Suisse First Boston, in its
           --------------------
capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Aggregate Commitments" means the aggregate amount of the Commitments
           ---------------------
of all Lenders, as in effect from time to time.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
percentage of the Aggregate Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any ABR Loan or
           ---------------
Eurodollar Revolving Loan, or with respect to the Facility Fees and the Utilization Fee payable hereunder, as the case may be, the applicable rate per annum determined pursuant to the Pricing Grid.

          "Arrangers" shall mean each of Credit Suisse First Boston and Barclays
           ---------
Capital.

          "Asset Sale" means any sale, lease or other disposition (including (x)
           ----------
any such transaction effected by way of merger or consolidation and (y) any sale-leaseback transaction, whether or not involving a Capital Lease) (any such transaction, a "disposition"), by the Parent Guarantor or any of its Subsidiaries, or by the Company or any of its Subsidiaries, of any asset, but excluding (a) any disposition of inventory, cash, Cash Equivalents or other cash management investments or obsolete and unused or unnecessary equipment, in each case in the ordinary course of business, (b) any disposition to the Parent Guarantor or any of its Subsidiaries, (c) any disposition proceeds of which will be used to purchase assets similar to the assets disposed of within 180 days after the date of such disposition, but only to the extent such proceeds are actually so used, (d) any sale-leaseback transaction entered into in respect of property acquired by the Parent Guarantor or any of its Subsidiaries, or by the Company or any of its Subsidiaries, if such sale-leaseback transaction is entered into within 180 days after the date of such acquisition, (e) any sale of receivables (including in connection with securitizations thereof) effected to finance working capital requirements of the Parent Guarantor and its Subsidiaries, and (f) any disposition of the assets of a Project Financing Subsidiary, to the extent that the Net Cash Proceeds thereof are retained by such Project Financing Subsidiary to finance (i) the development or operation of the Project it was formed to develop, or (ii) activities incidental thereto.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Availability Period" means the period from and including the
           -------------------
Effective Date to but excluding the Termination Date.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means NiSource Finance Corp., Inc. an Indiana corporation.
           --------

          "Borrowing" means (a) Revolving Loans or Term Loans of the same Type,
           ---------
made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made by the same Lender on the same date and as to which a single Interest Period is in effect or (c) the conversion of Revolving Loans to Term Loans on the Termination Date.

          "Borrowing Request" means a request by the Borrower for a Revolving
           -----------------
Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CAC" means Company Acquisition Corp., a Delaware corporation.
           ---

          "Capital Expenditure" means any expenditure (including any expenditure
           -------------------
for the acquisition of Capital Stock of a Person and the principal portion of payments under Capital Leases) in respect of the acquisition or improvement of fixed assets, real property, plant and equipment, determined in accordance with GAAP.

          "Capital Lease" means, as to any Person, any lease of real or personal
           -------------
property in respect of which the obligations of the lessee are required, in accordance with GAAP, to be capitalized on the balance sheet of such Person.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation (including, but not limited to, all common stock and preferred stock and partnership, membership and joint venture interests in a Person), and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents" shall mean (a) securities with maturities of one
           ----------------
year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits of any other commercial bank having capital and surplus in excess of $500,000,000, (c) commercial paper of any issuer rated at least A-2 by S&P or P-2 by Moody's, (d) additional money market investments with maturities of one year or less from the date of acquisition rated at least A1 or AA by S&P or P-1 or Aa by Moody's and (e) tax-exempt debt obligations of any State of the United States or of any county or other municipal government subdivision of any State of the United States with maturities of one year or less from the date of acquisition rated at the highest investment grade rating by S&P or by Moody's, or publicly traded or open-end bond funds that invest exclusively in such tax-exempt debt obligations.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act, 42, U.S.C. Section 9601 et seq., as amended.

          "Change of Control" means (a) except as a result of the Guarantor
           -----------------
Merger, any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 50% of the then outstanding voting Capital Stock of the Parent Guarantor, (b) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors of the Parent Guarantor, (c) except as a result of the Guarantor Merger, a consolidation or merger of the Parent Guarantor shall occur after which the holders of the outstanding voting Capital Stock of the Parent Guarantor immediately prior thereto hold less than 50% of the outstanding voting Capital Stock of the surviving entity; (d) except as a result of the Guarantor Merger, more than 50% of the outstanding voting Capital Stock of the Parent Guarantor shall be transferred to an entity of which the Parent Guarantor owns less than 50% of the outstanding voting Capital Stock; (e) there shall occur a sale of all or substantially all of the assets of the Parent Guarantor; or (f) the Borrower, NIPSCO or (after the Effective Time) the Company shall cease to be a Wholly-Owned Subsidiary of the Parent Guarantor.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan is, or the Loans comprising such Borrowing are, Revolving Loans, Competitive Loans or Term Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commercial Paper" means commercial paper issued by the Borrower
           ----------------
solely to finance the consummation of the Merger, including the payment of fees and expenses related to the Merger, and in respect of which the Aggregate Commitments are providing liquidity support required by a rating agency.

          "Commitment" means, with respect to each Lender, the commitment of
           ----------
such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, or to convert Revolving Loans to Term Loans as provided herein, in each case, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender's Commitment is (x) the amount set forth on
Schedule 2.01 opposite such Lender's name, minus that portion of the aggregate Net Cash Proceeds, exclusive of Retained Proceeds, received by the Parent Guarantor and its Subsidiaries in respect of Reduction Events on or after February 27, 2000, and on or before the Effective Date, equal to such Lender's ratable share thereof (based on the ratio of such Lender's Commitment to the Aggregate Commitments), such that the aggregate Net Cash Proceeds so received (exclusive of Retained Proceeds) are applied to reduction of the Aggregate Commitments; or (y) the amount set forth in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

          "Company" means Columbia Energy Group, a Delaware corporation.
           -------

          "Company Merger" means the merger of CAC with and into the Company
           --------------
pursuant to the Merger Agreement.

          "Competitive Bid" means an offer by a Lender to make a Competitive
           ---------------
Loan in accordance with Section 2.04.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the
           --------------------
Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request by the Borrower for
           -----------------------
Competitive Bids in accordance with Section 2.04.

          "Competitive Loan" means a Loan made pursuant to Section 2.04.
           ----------------

          "Consolidated Capitalization" means the sum of (a) Consolidated Debt,
           ---------------------------
(b) consolidated common equity of the Parent Guarantor and its Consolidated Subsidiaries determined in accordance with GAAP, and (c) the aggregate liquidation preference of preferred stocks (other than preferred stocks subject to mandatory redemption or repurchase) of the Parent Guarantor and its Consolidated Subsidiaries upon involuntary liquidation.

          "Consolidated Debt" means, at any time, the indebtedness of the Parent
           -----------------
Guarantor and its Consolidated Subsidiaries that would be classified as debt on a balance sheet of the Parent Guarantor determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, the interest
           -----------------------------
expense of the Parent Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net income of the
           -----------------------
Parent Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, adjusted to exclude the effect of (a) any extraordinary gain or loss and (b) any gain or loss on dispositions of capital assets.

          "Consolidated Net Tangible Assets" means, at any time, the total
           --------------------------------
amount of assets appearing on a consolidated balance sheet of the Parent Guarantor and its Subsidiaries (other than Utility Subsidiaries), determined in accordance with GAAP and prepared as of the end of the fiscal quarter then most recently ended, less, without duplication, the following:

          (a) all current liabilities (excluding any thereof that are by their terms extendable or renewable at the sole option of the obligor thereon, without requiring the consent of the obligee, to a date more than 12 months after the date of determination);

          (b) all reserves for depreciation and other asset valuation reserves (but excluding any reserves for deferred Federal income taxes, arising from accelerated amortization or otherwise);

          (c) all intangible assets, such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense, carried as an asset on such balance sheet; and

          (d) all appropriate adjustments on account of minority interests of other Persons holding common stock of any Subsidiary of the Parent Guarantor.

          "Consolidated Subsidiary" means, on any date, each Subsidiary of the
           -----------------------
Parent Guarantor the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent Guarantor in its consolidated financial statements if such statements were prepared as of such date.

          "Contingent Guaranty" means a direct or contingent liability in
           -------------------
respect of a Project Financing (whether incurred by assumption, guaranty, endorsement or otherwise) that either (a) is limited to guarantying performance of the completion of the Project that is financed by such Project Financing or
(b) is contingent upon, or the obligation to pay or perform under which is contingent upon, the occurrence of any event other than failure of the primary obligor to pay upon final maturity (whether by acceleration or otherwise).

          "Continuing Directors" means (a) all members of the board of directors
           --------------------
of the Parent Guarantor who have held office continually since the Effective Date, and (b) all members of the board of directors of the Parent Guarantor who were elected as directors after the Effective Date (and who, if they were elected prior to the Effective Time, were directors of Old NiSource) and whose nomination for election was approved by a vote of at least 50% of the Continuing Directors.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Co-Syndication Agents" means Credit Suisse First Boston and Barclays
           ---------------------
Bank PLC, in their respective capacities as co-syndication agents for the Lenders hereunder.

          "Credit Documents" means (a) this Agreement, the Notes and any
           ----------------
Assignment and Acceptances, (b) any certificates, opinions and other documents required to be delivered pursuant to Section 3.01, and (c) any other documents delivered by a Credit Party pursuant to or in connection with any one or more of the foregoing.

          "Credit Party" means each of the Borrower, Old NiSource and New
           ------------
NiSource.

          "Debt for Borrowed Money" means, as to any Person, without
           -----------------------
duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Capital Lease obligations of such Person, and (d) all obligations of such Person under synthetic leases, tax retention operating leases, off-balance sheet loans or other off-balance sheet financing products that, for tax purposes, are considered indebtedness of borrowed money of the lessee but are classified as operating leases under GAAP.

          "Debt Incurrence" means the incurrence by the Parent Guarantor or any
           ---------------
of its Subsidiaries of Debt for Borrowed Money, other than Excluded Debt.

          "Debt to Capitalization Ratio" means, at any time, the ratio of
           ----------------------------
Consolidated Debt to Consolidated Capitalization.

          "Default" means any event or condition that constitutes an Event of
           -------
Default or that, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Effective Date" means the date on which this Agreement has been
           --------------
executed and delivered by each of the Borrower, the Guarantors, the Co-Syndication Agents, the initial Lenders, the Administrative Agent and the Documentation Agent.

          "Effective Time" means the time and date that is the later of (a) the
           --------------
date and time of the filing of the Articles of Merger relating to the Parent Merger with the Secretary of State of Indiana, and (b) the date and time of the filing of the Certificate of Merger relating to the Company Merger with the Secretary of State of the State of Delaware.

          "Environmental Laws" means any and all foreign, federal, state, local
           ------------------
or municipal laws (including, without limitation, common laws), rules, orders, regulations, statutes, ordinances, codes, decrees, judgments, awards, writs, injunctions, requirements of any Governmental Authority or other requirements of law regulating, relating to or imposing liability or standards of conduct concerning, pollution, waste, industrial hygiene, occupational safety or health, the presence, transport, manufacture, generation, use, handling, treatment, distribution, storage, disposal or release of Hazardous Substances, or protection of human health, plant life or animal life, natural resources or the environment, as now or at any time hereafter in effect.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Guarantor or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Issuance" means (a) the issuance of any Capital Stock by the
           ---------------
Parent Guarantor or any of its Subsidiaries (other than a Project Financing Subsidiary, to the extent that the Net Cash Proceeds thereof are retained by such Project Financing Subsidiary to finance (x) the development or operation of the Project it was formed to develop, or (y) activities incidental thereto), other than (i) Capital Stock issued (A) to the Company or to shareholders of the Company in connection with the Merger, (B) to Old NiSource or to shareholders of Old NiSource in connection with the Parent Merger, or (C) to the Parent Guarantor or any of its Wholly-Owned Subsidiaries, (ii) directors' qualifying shares, (iii) Capital Stock issued in the ordinary course of business in connection with director or employee stock purchase plans and arrangements and other director or employee compensation arrangements, and (iv) Capital Stock issued in the ordinary course of business under any dividend reinvestment and stock purchase plan maintained by the Parent Guarantor; or (b) any contribution to the capital of the Parent Guarantor or any of its Subsidiaries, other than a contribution by the Parent Guarantor or any of its Subsidiaries to one of its Subsidiaries.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person who, for purposes of Title IV of
           ---------------
ERISA, is a member of the Parent Guarantor's controlled group, or under common control with the Parent Guarantor, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

          "ERISA Event" means (a) a reportable event, within the meaning of
           -----------
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) and 4041(c) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the withdrawal by the Parent Guarantor or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (d) the failure by the Parent Guarantor or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments, (e) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (f) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which may reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer a Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board, as in effect from time to time.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the LIBO Rate.

          "Eurodollar Rate Reserve Percentage" of any Lender for the Interest
           ----------------------------------
Period for any Eurodollar Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VIII.

          "Excess Commitment Amount" means, at any time, the excess of (a) the
           ------------------------
Aggregate Commitments over (b) the sum of (i) the Total Outstanding Principal plus (b) the principal amount of outstanding Commercial Paper.

          "Excluded Debt" means (a) Debt for Borrowed Money incurred hereunder;
           -------------
(b) the Commercial Paper, to the extent the proceeds thereof are used to fund the Merger (including to pay fees and expenses related to the Merger); (c) Debt for Borrowed Money owed by the Parent Guarantor or any of its Subsidiaries to the Parent Guarantor or any of its Subsidiaries; (d) Project Financings, to the extent that the Net Cash Proceeds thereof are retained by the Project Financing Subsidiary that incurs such Debt for Borrowed Money to finance (i) the development or operation of the Project it was formed to develop, or (ii) activities incidental thereto; (e) Debt for Borrowed Money of any Person at the time such Person becomes a Subsidiary of the Parent Guarantor, provided that such Debt for Borrowed Money was not incurred in contemplation of such occurrence; (f) Debt for Borrowed Money, other than Project Financings, incurred to finance Capital Expenditures (including fees and expenses incidental to the acquisition of the assets so acquired); (g) Debt for Borrowed Money incurred by a Utility Subsidiary, to the extent that the Net Cash Proceeds thereof are used by such Utility Subsidiary to finance its business and operations; (h) (i) Debt for Borrowed Money of NiSource Capital Markets, Inc. under the $200,000,000 364-Day Credit Agreement dated as of September 22, 2000, among NiSource Capital Markets, Inc., Credit Suisse First Boston, as Administrative Agent, the lenders party thereto and Barclays Bank PLC, as Documentation Agent; (ii) Debt for Borrowed Money of the Company under the $850,000,000 Third Amended and Restated 364-Day Credit Agreement and the $50,000,000 Amended and Restated Credit Agreement, each dated as of October 11, 2000, among the Company, as Borrower, Citibank, N.A., as agent, and the lenders and other Persons party thereto, in the capacities provided therein; (iii) other Debt for Borrowed Money, not in excess of $150,000,000 in aggregate principal amount outstanding at any time, incurred to finance the working capital needs of the Parent Guarantor or any of its Subsidiaries (other than Utility Subsidiaries); and (iv) Debt for Borrowed Money incurred under any commercial paper program in respect of which any Debt for Borrowed Money described in the preceding clauses (i) through (iii) provides liquidity; and (i) refinancings, replacements and extensions of any of the foregoing, or of any Debt for Borrowed Money outstanding on June 30, 2000, to the extent that the principal of the Debt for Borrowed Money so refinanced, replaced or extended is not increased as a result thereof.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net earnings by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (b) in case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(d)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a) or
(ii) is attributable to such Foreign Lender's failure to comply with Section
2.17 (e) when legally able to do so.

          "Facility Fee" has the meaning set forth in Section 2.12.
           ------------

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a
           ----------
Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed
           ---------------
Rate.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation, or any political subdivision of the United States of America or any other nation, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and includes, in any event, an "Independent System Operator" or any entity performing a similar function.

          "Guarantor Merger" means the merger of Old NiSource into New NiSource.
           ----------------

          "Guarantors" means each of Old NiSource and New NiSource.
           ----------

          "Guaranty" means the Guaranty of the Guarantors pursuant to Article X
           --------
of this Agreement.

          "Hazardous Materials" means any asbestos; flammables; volatile
           -------------------
hydrocarbons; industrial solvents; explosive or radioactive materials; hazardous wastes; toxic substances; liquefied natural gas; natural gas liquids; synthetic gas; oil, petroleum, or related materials and any constituents, derivatives, or byproducts thereof or additives thereto; or any other material, substance, waste, element or compound (including any product) regulated pursuant to any Environmental Law, including, without limitation, substances defined as "hazardous substances," "hazardous materials," "contaminants," "pollutants," "hazardous wastes," "toxic substances," "solid waste," or "extremely hazardous substances" in (i) CERCLA, (ii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., (iii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (iv) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq., (v) the Clean Air Act, 42 U.S.C.
Section 7401 et seq., (vi) the Toxic Substances Control Act, 15 U.S.C. Section

2601 et seq., (vii) the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., or (viii) foreign, state, local or municipal law, in each case, as may be amended from time to time.

          "Indebtedness" of any Person means (without duplication) (a) Debt for
           ------------
Borrowed Money, (b) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business which are not overdue, (c) all obligations, contingent or otherwise, in respect of any letters of credit, bankers' acceptances or interest rate, currency or commodity swap, cap or floor arrangements, (d) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (e) all amounts payable in connection with mandatory redemptions or repurchases of preferred stock, and (f) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(a) through (e) above.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Index Debt" means the senior unsecured long-term debt securities of
           ----------
the Borrower, without third-party credit enhancement provided by a Person other than the Parent Guarantor.

          "Initial Credit Event Date" means (a) the Initial Loan Date or (b) the
           -------------------------
date on which Commercial Paper is first issued, whichever first occurs.

          "Initial Loan" means, collectively, the first Loans made pursuant to
           ------------
this Agreement.

          "Initial Loan Date" means the date on which the Initial Loan is
           -----------------
funded.

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
by which the present value of all vested and unvested accrued benefits under such Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan using actuarial assumptions used in determining such Plan's normal cost for purposes of Section 4l2(b)(2)(A) of the Code.

          "Interest Coverage Ratio" means, for any period, the ratio of (i) the
          ------------------------
sum of (a) Consolidated Net Income for such period plus (b) income taxes deducted in determining such Consolidated Net Income plus (c) Consolidated Interest Expense for such period to (ii) Consolidated Interest Expense for such period.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Revolving or a Term Borrowing in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the
           ---------------------
last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, the day that is three months after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

          "Interest Period" means (a) with respect to any Eurodollar Borrowing,
           ---------------
the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 5 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (x) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (y) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Telerate Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" has the meaning set forth in Section 6.01(a).
           ----

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Margin" means, with respect to any Competitive Loan bearing interest
           ------
at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Margin Stock" means margin stock within the meaning of Regulations U
           ------------
and X issued by the Board.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations, condition (financial or otherwise) or prospects of
(i) until the Effective Time, the Company and its Subsidiaries taken as a whole, or (ii) at any time, the Parent Guarantor and its Subsidiaries taken as a whole;
(b) the validity or enforceability of any of Credit Documents or the rights, remedies and benefits available to the Administrative Agent and the Lenders thereunder; or (c) the ability of New NiSource, Old NiSource, the Borrower, the Company, PAC or CAC to consummate the Transactions.

          "Material Subsidiary" means at any time (a) the Borrower, (b) NIPSCO,
           -------------------
(c) after the Effective Time, the Company, and (c) each Subsidiary of the Parent Guarantor, other than the Borrower, NIPSCO and the Company, in respect of which:

               (a) the Parent Guarantor's and its other Subsidiaries' investments in and advances to such Subsidiary and its Subsidiaries exceed 10% of the consolidated total assets of the Parent Guarantor and its Subsidiaries taken as a whole, as of the end of the most recent fiscal year; or

               (b) the Parent Guarantor's and its other Subsidiaries' proportionate interest in the total assets (after intercompany eliminations) of such Subsidiary and its Subsidiaries exceeds 10% of the consolidated total assets of the Parent Guarantor and its Subsidiaries as of the end of the most recent fiscal year; or

               (c) the Parent Guarantor's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary and its Subsidiaries exceeds 10% of the consolidated income of the Parent Guarantor and its Subsidiaries for the most recent fiscal year;

provided that, until the end of the first fiscal year of New NiSource to end after the Effective Time, such determination shall be based (x) until the Effective Time, on the consolidated total assets or consolidated income, as the case may be, of Old NiSource and its Subsidiaries as of the end of, or for, as the case may be, the most recent fiscal year of Old NiSource; and (y) after the Effective Time, on the combined consolidated total assets or consolidated income, as the case may be, of Old NiSource and its Subsidiaries and of the Company and its Subsidiaries, as reflected in the Pro Forma Financial Statements as of the end of Old NiSource's most recent fiscal year.

          "Merger" means, collectively, the Parent Merger, the Company Merger
           ------
and the Guarantor Merger, but not including any refinancing of Indebtedness of the Company in connection therewith.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of
           ----------------
February 27, 2000, as amended and restated as of March 31, 2000, among the Company, Old NiSource, New NiSource, PAC, CAC, and the Borrower.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a single employer plan, as defined in
           ----------------------
Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates, or (b) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any Reduction Event, an
           -----------------
amount equal to the cash proceeds received by the Parent Guarantor or any of its Subsidiaries (or, if applicable, by the Company or any of its Subsidiaries) from or in respect of such Reduction Event (including, when received, any cash proceeds received as income or other proceeds of any noncash proceeds of any such transaction), less (a) any investment banking and underwriting fees and any other fees and expenses reasonably incurred by such Person in respect of such Reduction Event, and (b) if such Reduction Event is a disposition of assets, (i) the amount of any Debt for Borrowed Money secured by a Lien on any asset disposed of in such Reduction Event and discharged from the proceeds thereof and
(ii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Parent Guarantor, giving effect to the overall tax position of the Parent Guarantor) in respect of such Reduction Event; provided that if the cash proceeds of such Reduction Event are received by a Subsidiary that is not a Wholly-Owned Subsidiary, Net Cash Proceeds shall include only the portion thereof proportionately equivalent to the Parent Guarantor's direct and indirect interest in such Subsidiary. The Net Cash Proceeds of Debt Incurrences in respect of a revolving facility shall be deemed to be the aggregate amount of the commitments thereunder, used or unused.

          "NIPSCO" means Northern Indiana Public Service Company, an Indiana
           ------
corporation.

          "Non-Recourse Debt" means Indebtedness of the Parent Guarantor or any
           -----------------
of its Subsidiaries (a) in the case of any Credit Party, which is incurred in connection with the acquisition, construction, sale, transfer or other disposition of assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited to such assets, or (b) in the case of a Subsidiary of any Credit Party (other than the Borrower or a Guarantor), to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited to such Subsidiary.

          "Obligations" means all amounts, direct or indirect, contingent or
           -----------
absolute, of every type or description, and at any time existing and whenever incurred (including, without limitation, after the commencement of any bankruptcy proceeding), owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Outstanding Loans" means, as to any Lender at any time, the aggregate
           -----------------
principal amount of all Loans made by such Lender then outstanding.

          "PAC" means Parent Acquisition Corp., an Indiana corporation.
           ---

          "Parent Guarantor" means (a) until the Effective Time, Old NiSource,
           ----------------
and (b) at and after the Effective Time, New NiSource.

          "Parent Merger" means the merger of PAC with and into Old NiSource
           -------------
pursuant to the Merger Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pricing Grid" means the pricing grid attached hereto as Annex A.
           ------------

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by Credit Suisse First Boston as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Pro Forma Financial Statements" means the financial statements
           ------------------------------
delivered pursuant to Section 3.1(i).

          "Project" means an energy or power generation, transmission or
           -------
distribution facility (including, without limitation, a thermal energy generation, transmission or distribution facility and an electric power generation, transmission or distribution facility (including, without limitation, a cogeneration facility)), a gas production, transportation or distribution facility, or a minerals extraction, processing or distribution facility, together with (a) all related electric power transmission, fuel supply and fuel transportation facilities and power supply, thermal energy supply, gas supply, minerals supply and fuel contracts, (b) other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management, servicing, ownership or operation of such facility, (c) contractual arrangements with customers, suppliers and contractors in respect of such facility, and (d) any infrastructure facility related to such facility, including, without limitation, for the treatment or management of waste water or the treatment or remediation of waste, pollution or potential pollutants.

          "Project Financing" means Indebtedness incurred by a Project Financing
           -----------------
Subsidiary to finance (a) the development and operation of the Project such Project Financing Subsidiary was formed to develop or (b) activities incidental thereto; provided that such Indebtedness does not include recourse to the Parent Guarantor or any of its other Subsidiaries other than (x) recourse to the Capital Stock in any such Project Financing Subsidiary, and (y) recourse pursuant to a Contingent Guaranty.

          "Project Financing Subsidiary" means any Subsidiary (a) that (i) is
           ----------------------------
not a Material Subsidiary, and (ii) whose principal purpose is to develop a Project and activities incidental thereto (including, without limitation, the financing and operation of such Project), or to become a partner, member or other equity participant in a partnership, limited liability company or other entity having such a principal purpose, and (b) substantially all the assets of which are limited to the assets relating to the Project being developed or Capital Stock in such partnership, limited liability company or other entity (and substantially all of the assets of any such partnership, limited liability company or other entity are limited to the assets relating to such Project); provided that such Subsidiary incurs no Indebtedness other than in respect of a Project Financing.

          "Reduction Event" means any (a) Asset Sale, (b) Debt Incurrence or (c)
           ---------------
Equity Issuance, except to the extent that, at the time the Parent Guarantor or any of its Subsidiaries receives Net Cash Proceeds in respect thereof, (x) the Aggregate Commitments do not exceed $2,500,000,000, and (y) the Index Debt is rated at or above BBB- by S&P and at or above Baa3 by Moody's.

          "Register" has the meaning set forth in Section 11.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means Lenders having at least 51% in aggregate
           ----------------
amount of (a) at any time prior to the Termination Date, the sum of the total Revolving Credit Exposures and unused Commitments; and (b) at any time on or after the Termination Date, the Total Outstanding Principal; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VIII, and for all purposes after the Loans become due and payable pursuant to Article VIII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in the calculation of the total Revolving Credit Exposures.

          "Responsible Officer" of a Credit Party means any of (a) the
           -------------------
President, the chief financial officer, the chief accounting officer and the Treasurer of such Credit Party and (b) any other officer of such Credit Party whose responsibilities include monitoring compliance with this Agreement.

          "Retained Proceeds" means the first $475,000,000 in Net Cash Proceeds
           -----------------
received by the Parent Guarantor, the Company and their respective Subsidiaries in respect of Asset Sales, Debt Incurrences and Equity Issuances on or after February 27, 2000 less the amount, if any, of Net Cash Proceeds that the Company is deemed to have received under Section 2.08(d).

          "Revolving Credit Exposure" means, with respect to any Lender at any
           -------------------------
time, the outstanding principal amount of such Lender's Revolving Loans.

          "Revolving Loan" means a Loan made pursuant to Section 2.03.
           --------------

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw Hill Companies, Inc.

          "Subsidiary" means, with respect to any Person, any corporation or
           ----------
other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other managers of such corporation or other entity (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, penalties and additions to tax imposed thereon or in connection therewith.

          "Term Loan" means a loan made by a Lender pursuant to Section 2.01(b).
           ---------

          "Term-Out Maturity Date" means the earlier of (a) the date that is one
           ----------------------
year after the Termination Date or, if such day is not a Business Day, then the next preceding Business Day, and (b) the date upon which the Term Loans become due and payable in full, pursuant to Section 8.1 or otherwise.

          "Termination Date" means the earliest of (a) July 5, 2001, (b) the
           ----------------
date the Merger Agreement is terminated by any party thereto and (c) the date upon which the Commitments are terminated pursuant to Section 8.1 or otherwise.

          "Total Outstanding Principal" means the aggregate amount of the
           ---------------------------
Outstanding Loans of all Lenders.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrower of this Agreement, the Borrowing of Loans and the Merger.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "Unapplied Reduction Amount" means, at any time, an amount equal to
           --------------------------
(a) the aggregate Net Cash Proceeds of Reduction Events as of such time (exclusive of Retained Proceeds), less (b) the sum, without duplication, of all prepayments of Loans and reductions of the Aggregate Commitments made in respect thereof pursuant to Section 2.07 or 2.08, and less (c) the amount of such Net Cash Proceeds whose application to prepayment of the Loans has been deferred to the end of a pending Interest Period pursuant to Section 2.08(c).

          "Utility Subsidiary" means a Subsidiary of the Parent Guarantor that
           ------------------
is subject to regulation by a Governmental Authority (federal, state or otherwise) having authority to regulate utilities.

          "Utilization Fee" has the meaning set forth in Section 2.12.
           ---------------

          "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation or other entity of which all of the outstanding shares of stock or other ownership interests in which, other than directors' qualifying shares (or the equivalent thereof), are at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Sections 4201, 4203 and 4205 of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of
                        --------------------------------------
this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan" or a "Eurodollar Term Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall
                        ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "or" shall not be exclusive. The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The terms "knowledge of", "awareness of" and "receipt of notice of" in relation to a Credit Party, and other similar expressions, mean knowledge of, awareness of, or receipt of notice by, a Responsible Officer of such Credit Party.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly
                        ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

          SECTION 2.01. Commitments.
                        -----------

          (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or
(ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the Aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          (b) If the Borrower so elects pursuant to Section 2.03, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to convert its outstanding Revolving Loans into Term Loans on the Termination Date; provided that (i) the Borrower shall not be entitled to convert outstanding Revolving Loans to Term Loans in an amount that exceeds the aggregate principal amount of the outstanding Revolving Loans on the third Business Day before the Termination Date and (ii) the Borrower pays or repays, as the case may be, on or before the Termination Date, all amounts required to be paid or repaid under
Section 2.08, including, without limitation, amounts due and owing as provided in Section 2.09(b).

          SECTION 2.02. Loans and Borrowings
                        --------------------

          (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. If Revolving Loans are converted to Term Loans pursuant to Section 2.03, then each Lender shall be deemed to have made a Term Loan in the amount of its Applicable Percentage of the Revolving Loans outstanding on the Termination Date (after giving effect to any repayment of Loans required to be made on the Termination Date pursuant to Section 2.08). The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $25,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $25,000,000; provided that an ABR Revolving Borrowing may be to an aggregate amount that is equal to the entire unused balance of the Aggregate Commitments. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $25,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Revolving Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after (i) the Termination Date, with respect to any Revolving Borrowing or Competitive Borrowing, or (ii) the Term-Out Maturity Date, with respect to any Term Borrowing.

          SECTION 2.03. Requests for Revolving Borrowings; Conversion of
                        ------------------------------------------------
Revolving Loans to Term Loans. To request a Revolving Borrowing or to convert
-----------------------------
Revolving Loans to Term Loans, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing, and
(c) in the case of the Borrower's election to convert Revolving Loans into Term Loans, the third Business Day preceding the Termination Date. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing, which in the case of Term Loans, shall not exceed the aggregate principal amount of the outstanding Revolving Loans on the third Business Day before the Termination Date;

          (ii) the date of such Borrowing, which shall be (A) a Business Day in the case of a Revolving Borrowing, and (B) the Termination Date in the case of the Borrower's election to convert Revolving Loans to Term Loans;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the

Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Competitive Bid Procedure.
                        -------------------------

          (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the Aggregate Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 1 l :00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

          (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period" that does not end after the Termination Date; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $25,000,000 and an integral multiple of $5,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m. New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided, further, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          SECTION 2.05. Funding of Borrowings.
                        ---------------------

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06. Interest Elections.
                        ------------------

          (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.06 shall not apply to Competitive Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07. Mandatory Termination or Reduction of Commitments.
                        -------------------------------------------------

          (a) Unless previously terminated, the Commitments shall terminate on the Termination Date; provided that, (i) if the Borrower elects to convert
                      --------
Revolving Loans to Term Loans on the Termination Date pursuant to Section 2.03, then the Commitments shall terminate on the Term-Out Maturity Date; and (ii) no additional Loans (other than Revolving Loans converted to Term Loans on the Termination Date) shall be made on or after the Termination Date, and no portion of the Term Loans, once repaid, may be reborrowed.

          (b) If the Parent Guarantor or any of its Subsidiaries shall at any time, or from time to time, receive after the Effective Date but before the Initial Credit Event Date any Net Cash Proceeds in respect of any Reduction Event (exclusive of Retained Proceeds), then, on the day immediately preceding the Initial Credit Event Date, the Aggregate Commitments shall be permanently reduced by an amount equal to the aggregate amount of such Net Cash Proceeds.

          (c) On the Initial Credit Event Date, the Aggregate Commitments shall be permanently reduced to an amount equal to the sum of (i) the amount of the Initial Loan, if any, made thereon, plus (ii) the principal amount of outstanding Commercial Paper, plus (iii) $5,000,000.

          (d) On each day on which any prepayment of the Loans is required to be made under Section 2.08(b) or 2.08(c), the Aggregate Commitments shall be permanently reduced by an amount equal to the amount of such prepayment.

          (e) If, on any date, both an Unapplied Reduction Amount and an Excess Commitment Amount exist, the Aggregate Commitments shall be permanently reduced on such date by an amount equal to the lesser of (i) such Unapplied Reduction Amount and (ii) such Excess Commitment Amount.

          (f) If an Unapplied Reduction Amount exists on any maturity date of Commercial Paper (determined, if applicable, after giving effect to any reduction of the Aggregate Commitments effected in accordance with Section 2.07(e)), the Aggregate Commitments shall be permanently reduced on such date by an amount equal to the lesser of (i) such Unapplied Reduction Amount and (ii) the principal amount of the Commercial Paper maturing on such date.

          (g) If the Borrower elects to convert any Revolving Loans to Term Loans on the Termination Date pursuant to Section 2.03, the Aggregate

Commitments shall be permanently reduced to an amount that is equal to the principal amount of the resulting Term Borrowing.

          (h) The Borrower shall give the Administrative Agent at least three Business Days' notice of each reduction of the Commitments required pursuant to this Section 2.07. Promptly after receiving a notice pursuant to this Section 2.07(h), the Administrative Agent shall notify each affected Lender of the contents thereof.

          (i) Each reduction of the Commitments pursuant to this Section 2.07 shall be made ratably among the Lenders in accordance with their respective Commitments immediately preceding such reduction.

          SECTION 2.08. Mandatory Prepayments.
                        ---------------------

          (a) If at any time the Total Outstanding Principal exceeds the Aggregate Commitments then in effect for any reason whatsoever (including, without limitation, as a result of any reduction in the Aggregate Commitments pursuant to Section 2.07 or Section 2.09), the Borrower shall prepay Loans in such aggregate amount (together with accrued interest thereon to the extent required by Section 2.13) as shall be necessary so that, after giving effect to such prepayment, the Total Outstanding Principal does not exceed the Aggregate Commitments.

          (b) On the fifth Business Day after the Initial Credit Event Date, the Borrower shall prepay the principal of the Loans in an amount equal to the lesser of (i) the aggregate Net Cash Proceeds, other than Retained Proceeds, received by the Company and its Subsidiaries in respect of Asset Sales on or after February 27, 2000, and on or before the Initial Credit Event Date, and
(ii) the Total Outstanding Principal.

          (c) If the Parent Guarantor or any of its Subsidiaries shall at any time, or from time to time, receive on or after the Initial Credit Event Date any Net Cash Proceeds, other than Retained Proceeds, in respect of any Reduction Event then, on and as of the date of receipt of such Net Cash Proceeds (or, in the case of Net Cash Proceeds received on the Initial Credit Event Date, on the next Business Day thereafter), the Borrower shall prepay the principal of the Loans in an amount equal to the lesser of (i) such Net Cash Proceeds, and (ii) the Total Outstanding Principal; provided that (1) if the Net Cash Proceeds in respect of any Reduction Event are less than $5,000,000, such prepayment shall be effected upon receipt of Net Cash Proceeds in an amount that, together with all other such amounts not previously applied, are equal to at least $25,000,000; and (2) if any such prepayment would otherwise require that the Borrower prepay Eurodollar Loans or Competitive Loans prior to the last day of the Interest Period applicable thereto, the prepayment in respect of the portion of such Net Cash Proceeds that would otherwise be applied to the prepayment of Eurodollar Loans or Competitive Loans shall, unless a Default or Event of Default exists and the Administrative Agent otherwise notifies the Borrower upon the instructions of the Required Lenders, be deferred to such last day.

          (d) If all or any portion of the principal of the Company's 6.39% Debentures due November 28, 2000, is extended, renewed, or replaced, then the Company shall be deemed to have received, on the date on which such extension, renewal, or replacement becomes effective, Net Cash Proceeds in respect of a Reduction Event in an amount equal to the amount of such principal that is so extended, renewed or replaced.

          (e) Each prepayment of Loans pursuant to this Section 2.08 shall be accompanied by the Borrower's payment of any amounts payable under Section 2.16 in connection with such prepayment. Prepayments of Revolving Loans and Term Loans shall be applied ratably to the Loans so prepaid.

          SECTION 2.09. Optional Reduction of Commitments.
                        ---------------------------------

          (a) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, either (A) the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans or (B) the aggregate principal amount of Term Loans, would exceed the Aggregate Commitments.

          (b) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.09(a) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent.

          (c) Each reduction of the Commitments pursuant to this Section 2.09 shall be made ratably among the Lenders in accordance with their respective Commitments immediately preceding such reduction.

          SECTION 2.10. Repayment of Loans; Evidence of Debt.
                        ------------------------------------

          (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan (except to the extent that such Revolving Loan is converted into a Term Loan as provided herein) on the Termination Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan, and (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan on the Term-Out Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.11. Optional Prepayment of Loans.
                        ----------------------------

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12. Fees.
                        ----

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (each a "Facility Fee"), which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Outstanding Loans after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Outstanding Loans from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Outstanding Loans. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay to the Administrative Agent, for its own account and for the account of the other Persons entitled thereto, the fees provided for in that certain fee letter dated July 6, 2000, and that certain amended and restated supplemental fee letter dated July 14, 2000, executed and delivered with respect to the credit facility provided for herein, in each case, in the amounts and at the times set forth therein and in immediately available funds.

          (c) If at any time (including at any time while any portion of the Term Loans remains outstanding), the Total Outstanding Principal exceeds 33 1/3% of the Aggregate Commitments, the Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their respective Commitments, a utilization fee (the "Utilization Fee") calculated for each day with respect to the Total Outstanding Principal on such day at the rate for such day determined in accordance with the Pricing Grid. The accrued Utilization Fee shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any Utilization Fee accruing after the date on which the Commitments terminate shall be payable on demand. The Utilization Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (for distribution, in the case of Facility Fees and any Utilization Fee, to the Lenders). Fees due and paid shall not be refundable under any circumstances.

          SECTION 2.13. Interest. (a) The Loans comprising each ABR
                        --------
Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan or Eurodollar Term Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or

LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement
                        --------------------------
of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (1) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and
(2) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

          SECTION 2.15. Increased Costs. (a) If any Change in Law shall:
                        ---------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement described in paragraph (f) of this Section); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than ninety days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          (f) The Borrower shall pay (without duplication as to amounts paid under this Section 2.15) to each Lender, so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Lender, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period for such Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Loan. Such additional interest determined by such Lender and notified to the Borrower and the Administrative Agent, accompanied by the calculation of the amount thereof, shall be conclusive and binding for all purposes absent manifest error.

          SECTION 2.16. Break Funding Payments. In the event of (a) the payment
                        ----------------------
of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(b) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (x) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (y) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposit from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17. Taxes.
                        -----

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (and for any Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the laws of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with an additional original or a photocopy, as required under applicable rules and procedures, to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as shall be necessary to permit such payments to be made without withholding or at a reduced rate. Further, in those circumstances as shall be necessary to allow payments hereunder to be made free of (or at a reduced rate of) withholding tax, each other Lender and the Administrative Agent, as applicable, shall deliver to Borrower such documentation as the Borrower may reasonably request in writing.

          (f) Except with the prior written consent of the Administrative Agent, all amounts payable by the Borrower hereunder shall be made by the Borrower in its own name and for its own account from within the United States by a payor that is a United States person (within the meaning of Section 7701 of the Code).

          SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of
                        --------------------------------------------------
Set-offs.
--------

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.15, 2.16, 2.17 or 11.03, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York, except that payments pursuant to Sections 2.15,

2.16, 2.17 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans or Term Loans (as the case may be); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Parent Guarantor, the Borrower or any other Subsidiary or Affiliate of the Parent Guarantor (as to which the provisions of this paragraph shall apply). The Borrower and the Guarantors consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and the Guarantors rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or the affected Guarantor in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a)
                        ----------------------------------------------
Any Lender claiming reimbursement or compensation from the Borrower under either of Sections 2.15 and 2.17 for any losses, costs or other liabilities shall use reasonable efforts (including, without limitation, reasonable efforts to designate a different lending office of such Lender for funding or booking its Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates) to mitigate the amount of such losses, costs and other liabilities, if such efforts can be made and such mitigation can be accomplished without such Lender suffering (i) any economic disadvantage for which such Lender does not receive full indemnity from the Borrower under this Agreement or (ii) otherwise be disadvantageous to such Lender.

          (b) In determining the amount of any claim for reimbursement or compensation under Sections 2.15 and 2.15, each Lender will use reasonable methods of calculation consistent with such methods customarily employed by such Lender in similar situations.

          (c) Each Lender will notify the Borrower either directly or through the Administrative Agent of any event giving rise to a claim under Section 2.15 or Section 2.17 promptly after the occurrence thereof which notice shall be accompanied by a certificate of such Lender setting forth in reasonable detail the circumstances of such claim.

          (d) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive

Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                                   CONDITIONS
                                   ----------

          SECTION 3.01. Conditions Precedent to the Initial Loan. The obligation
                        ----------------------------------------
of each Lender to make the Initial Loan shall not become effective until the date on which each of the following conditions, and each of the conditions set forth in Section 3.02, is satisfied (or waived in accordance with Section 11.02); provided that each of the conditions set forth in this Section 3.01 shall be satisfied or waived no later than the Initial Credit Event Date.

          (a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Lenders, the Administrative Agent, the Arrangers and each other Person entitled to the payment of fees or the reimbursement or payment of expenses, pursuant hereto or to that certain fee letter dated July 6, 2000 or that certain amended and restated supplemental fee letter date July 14, 2000, in each case, executed and delivered with respect to the credit facility provided for herein, shall have received all fees required to be paid by the Initial Credit Event Date, and all expenses for which invoices have been presented on or before the Initial Credit Event Date.

          (c) The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of each of the Guarantors and the Borrower approving this Agreement, and of all documents evidencing other necessary corporate action and governmental and regulatory approvals with respect to this Agreement.

          (d) The Administrative Agent shall have received from each of the Borrower and the Guarantors, to the extent generally available in the relevant jurisdiction, a copy of a certificate or certificates of the Secretary of State (or other appropriate public official) of the jurisdiction of its incorporation, dated reasonably near the Initial Credit Event Date, (i) listing the charters of the Borrower or such Guarantor, as the case may be, and each amendment thereto on file in such office (and, if possible, reflecting the Merger) and certifying that such amendments are the only amendments to the Borrower's or such Guarantor's charter, as the case may be, on file in such office, and (ii) stating that the Borrower, or such Guarantor, as the case may be, is duly incorporated and in good standing under the laws of the jurisdiction of its place of incorporation.

          (e) (i) The Administrative Agent shall have received a certificate or certificates of each of the Borrower and each Guarantor, signed on behalf of the Borrower and such Guarantor respectively, by a the Secretary, an Assistant Secretary or a Responsible Officer thereof, dated the Initial Credit Event Date, certifying as to (A) the absence of any amendments to the charter of the Borrower or such Guarantor, as the case may be, since the date of the certificates referred to in paragraph (d) above, except as contemplated by the Merger Agreement or this Agreement in connection with the Transactions, (B) a true and correct copy of the bylaws of each of the Borrower or such Guarantor, as the case may be, as in effect on the Initial Credit Event Date, (C) the absence of any proceeding for the dissolution or liquidation of the Borrower or such Guarantor, as the case may be (but excluding the Guarantor Merger), (D) the truth, in all material respects, of the representations and warranties contained in the Credit Documents to which the Borrower or such Guarantor is a party, as the case may be, as though made on and as of the Initial Credit Event Date, (E) to the best knowledge of the officer signing such certificate, the truth, in all material respects, of the representations and warranties of all parties to the Merger Agreement contained therein, (1) with respect to representations and warranties that are not specifically limited to a prior date, as though made on the Initial Credit Event Date and immediately prior to the Effective Time, and
(2) with respect to representations and warranties that are specifically limited to a prior date, on and as of such prior date; and (F) the absence, as of the Initial Credit Event Date, of any Default or Event of Default; and (ii) each of such certifications shall be true.

          (f) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Guarantors and the Borrower certifying the names and true signatures of the officers of such Guarantor or the Borrower, as the case may be, authorized to sign, and signing, this Agreement and the other Credit Documents to be delivered hereunder on or before the Initial Credit Event Date.

          (g) The Effective Time shall have occurred in compliance with the Merger Agreement and with all laws and regulations, including any state anti-takeover law regulating the Merger, and, in connection therewith, (i) (A) all applicable waiting or appeals periods shall have expired, (B) either no appeal shall have been initiated or all such appeals shall have been resolved, and (C) all requisite Governmental Authorities and other Persons shall have approved or consented to the Merger to the extent required, in each case, without the imposition of any materially burdensome or adverse conditions, (ii) all such approvals shall be in full force and effect, and (iii) and the Administrative Agent shall have received copies, certified by the Parent Guarantor, of all such filings made with, or approvals obtained from, any Governmental Authority in connection with the Merger as the Administrative Agent may request.

          (h) The Administrative Agent shall have received written confirmation
(i) from S&P that, immediately after the Effective Time, the Index Debt will be rated at least BBB- by S&P, and (ii) from Moody's that, immediately after the Effective Time, the Index Debt will be rated at least Baa3 by Moody's.

          (i) The Administrative Agent shall have received pro forma balance sheets as of the end of the fiscal quarter immediately preceding the Initial Credit Event Date and pro forma statements of operations and cash flows for the immediately preceding fiscal year of New NiSource and its Consolidated Subsidiaries and for the period from the end of such fiscal year to the end of the fiscal quarter immediately preceding the Initial Credit Event Date, (i) giving effect to the Transactions and (ii) demonstrating that, had the Effective Time occurred on the first day of the immediately preceding fiscal year of the Parent Guarantor, each of the financial covenants set forth in Article VII would have been satisfied as at the end of such fiscal year and at the end of each succeeding fiscal quarter ending on or before the Initial Credit Event Date, certified by the chief financial officer or treasurer of the Parent Guarantor.

          (j) The Administrative Agent shall have received (i) from Schiff Hardin & Waite, counsel for the Guarantors and the Borrower, a favorable opinion, substantially in the form of Exhibit B hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request, and (ii) from the general counsel of each Subsidiary of a Credit Party that is subject to regulation as a public utility, a favorable opinion, in form and substance satisfactory to the Administrative Agent, as to the sufficiency of the approvals or consents obtained from the relevant Governmental Authorities of such State or, if no such approvals or consents were required, so stating.

          (k) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower certifying as to (i) the aggregate Net Cash Proceeds, exclusive of Retained Proceeds, received by the Parent Guarantor and its Subsidiaries in respect of Reduction Events (A) on or after February 27, 2000, and on or before the Effective Date, and (B) after the Effective Date and before the Initial Credit Event Date; and (ii) if Commercial Paper will be outstanding on the Initial Credit Event Date, the aggregate principal amount of such Commercial Paper.

The occurrence of the Initial Credit Event Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraph (g) of this Section.

          SECTION 3.02. Conditions Precedent to Each Loan. The obligation of
                        ---------------------------------
each Lender to make a Loan on the occasion of any Borrowing (including the Initial Loan and any conversion of Revolving Loans to Term Loans, but excluding any other conversion or continuation of any Loan) shall be subject to the satisfaction (or waiver in accordance with Section 11.02) of each of the following conditions:

          (a) The representations and warranties of the Guarantors and the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties are specifically limited to a prior date, in which case such representations and warranties shall be true and correct in all material respects on and as of such prior date.

          (b) (i) After giving effect to (A) such Loan, together with all other Loans to be made contemporaneously therewith, and (B) the repayment of any Loans that are to be contemporaneously repaid at the time such Loan is made, such Loan will not result in the sum of the then Total Outstanding Principal exceeding the Aggregate Commitments and (ii) with respect to the conversion of Revolving Loans to Term Loans on the Termination Date, the Total Outstanding Principal after giving effect thereto shall not exceed the aggregate principal amount of the Revolving Loans outstanding on the third Business Day before the Termination Date (after giving effect to any repayment of Revolving Loans effected on such third Business Day).

          (c) At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

          (d) In the case of a Revolving Loan or a Term Loan, the Administrative Agent shall have timely received a Borrowing Request; and, in the case of a Competitive Loan, the Borrower shall have timely accepted the Competitive Bid relating to such Competitive Loan.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          SECTION 4.01. Representations and Warranties of the Credit Parties.
                        ----------------------------------------------------
Each of the Borrower and the Guarantors represents and warrants as follows:

          (a) Each of the Borrower and the Parent Guarantor, and (as of the Effective Date) each of Old NiSource, PAC and CAC, is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.

          (b) The execution, delivery and performance by each of the Credit Parties, PAC and CAC of the Merger Agreement and the Credit Documents to which it is a party are within such Credit Party's or other Person's corporate powers,
(i) have been duly authorized by all necessary corporate action, (ii) do not contravene (A) such Credit Party's or other Person's charter or by-laws, as the case may be, or (B) any law, rule or regulation (including, without limitation, the Public Utility Holding Company Act of 1935, as amended), or any material Contractual Obligation or legal restriction, binding on or affecting any Credit Party, PAC, CAC or any Material Subsidiary, as the case may be, and (iii) do not require the creation of any Lien on the property of any Credit Party, PAC, CAC or any Material Subsidiary under any Contractual Obligation binding on or affecting such Credit Party, PAC, CAC or any Material Subsidiary.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by any Credit Party of this Agreement or any other Credit Document to which any of them is a party, except for such as have been obtained or made and that are in full force and effect.

          (d) Each of the Merger Agreement and each Credit Document to which any Credit Party, PAC or CAC is a party is a legal, valid and binding obligation of such Credit Party or such other Person, as the case may be, enforceable against such Credit Party or such other Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Credit Parties have delivered to the Administrative Agent a true and correct copy of the Merger Agreement, and no material condition or other provision of the Merger Agreement has been waived, amended or supplemented except as described on Schedule 4.01(d) or with the prior written consent of the Required Lenders.

          (e) The balance sheet of Old NiSource as at June 30, 2000, and the related statements of income and retained earnings of Old NiSource for the six months then ended, copies of which have been made available or furnished to each Lender, fairly present (subject to year-end adjustments) the financial condition of Old NiSource as at such date and the results of the operations of Old NiSource for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. To the best knowledge of each Credit Party, the balance sheet of the Company as at June 30, 2000, and the related statements of income and retained earnings of the Company for the six months then ended, copies of which have been made available or furnished to each Lender, fairly present (subject to year-end adjustments) the financial condition of the Company as at such date and the results of the operations of the Company for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

          (f) Since June 30, 2000, there has been no material adverse change in such condition or operations, or in the business, assets, operations, condition (financial or otherwise) or prospects of any of the Credit Parties or of the Company.

          (g) There is no pending or threatened action or proceeding affecting such Credit Party, PAC, CAC or any Material Subsidiary, before any court, governmental agency or other Governmental Authority or arbitrator that (taking into account the exhaustion of appeals) would have a Material Adverse Effect, or, as of the Initial Credit Event Date, that (i) purports to affect the legality, validity or enforceability of this Agreement, or (ii) seeks to challenge, or to prohibit, the consummation of the Transactions or to prohibit the ownership or operation, by any Credit Party, the Company, PAC or CAC, or any of their respective Subsidiaries, of all or a material portion of their respective businesses or assets.

          (h) The Parent Guarantor and its Subsidiaries, taken as a whole, do not hold or carry Margin Stock having an aggregate value in excess of 10% of the value of their consolidated assets, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

          (i) No ERISA Event has occurred, or is reasonably expected to occur, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

          (j) Schedule B (Actuarial Information) to the 1998 annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and made available or furnished to each Lender, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no adverse change in such funding status which may reasonably be expected to have a Material Adverse Effect.

          (k) Neither the Parent Guarantor nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which may reasonably be expected to have a Material Adverse Effect.

          (l) Neither the Parent Guarantor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title VI of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in either such case, that could reasonably be expected to have a Material Adverse Effect.

          (m) No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (n) (i) Until the Effective Time: (A) neither New NiSource nor the Borrower is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; and (B) Old NiSource is such a public utility holding company, but is exempt from registration under such Act pursuant to an order under Section 3(a)(1) of such Act dated February 10, 1999;
(ii) at the Effective Time, the Parent Guarantor will have obtained all necessary approvals for the execution and delivery of, and the performance of its obligations under, the Credit Documents; and (iii) within 5 Business Days after the Effective Time, the Parent Guarantor will be a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, registered in compliance therewith.

          (o) Each Credit Party has filed all tax returns (Federal, state and local) required to be filed by it and has paid or caused to be paid all taxes due for the periods covered thereby, including interest and penalties, except for any such taxes, interest or penalties which are being contested in good faith and by proper proceedings and in respect of which such Credit Party has set aside adequate reserves for the payment thereof in accordance with GAAP.

          (p) Each Credit Party and its Subsidiaries are and have been in compliance with all laws (including, without limitation, the Public Utility Holding Company Act of 1935, as amended, and all Environmental Laws), except to the extent that any failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (q) No Subsidiary of any Credit Party is party to, or otherwise bound by, any agreement that prohibits such Subsidiary from making any payments, directly or indirectly, to such Credit Party, by way of dividends, advances, repayment of loans or advances, reimbursements of management or other intercompany charges, expenses and accruals or other returns on investment, or any other agreement that restricts the ability of such Subsidiary to make any payment, directly or indirectly, to such Credit Party, other than prohibitions and restrictions permitted to exist under Section 6.01(e).

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

          SECTION 5.01. Affirmative Covenants. So long as any Lender shall have
                        ---------------------
any Commitment hereunder or any principal of any Loan, interest or fees payable hereunder shall remain unpaid, each of the Credit Parties will, unless the Required Lenders shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply, and cause each of its
              -------------------------
Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, any of the foregoing relating to employee health and safety or public utilities and all Environmental Laws), unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          (b) Maintenance of Properties, Etc. Maintain and preserve, and cause
              ------------------------------
each Material Subsidiary to maintain and preserve, all of its material properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, if the failure to do so could reasonably be expected to have a Material Adverse Effect.

          (c) Payment of Taxes, Etc. Pay and discharge, and cause each of its
              ---------------------
Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all legal claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither any Credit Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (d) Maintenance of Insurance. Maintain, and cause each of its
              ------------------------
Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually obtained by companies engaged in similar businesses of comparable size and financial strength and owning similar properties in the same general areas in which such Credit Party or such Subsidiary operates, or to the extent such Credit Party or Subsidiary deems it reasonably prudent to do so, through its own program of self-insurance.

          (e) Preservation of Corporate Existence, Etc.; Guarantor Merger.
              -----------------------------------------------------------

          (i) Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as otherwise permitted under this Agreement; provided that that no such Person shall be required to preserve any right or franchise with respect to which the Board of Directors of such Person has determined that the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to such Person or the Lenders.

          (ii) No later than five Business Days after the Effective Time, cause the Articles of Merger relating to the Guarantor Merger to be filed with the Secretary of State of the State of Indiana.

          (f) Visitation Rights. At any reasonable time and from time to time,
              -----------------
permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, on not less than five Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Credit Party or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Credit Parties and their respective Subsidiaries with any of their respective officers and with their independent certified public accountants; subject, however, in all cases to the imposition of such conditions as the affected Credit Party or Subsidiary shall deem necessary based on reasonable considerations of safety and security and provided that so long as no Default or Event of Default shall have occurred and be continuing, each Lender will be limited to one visit each year.

          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to
              ----------------
keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each of the Credit Parties and each of their respective Subsidiaries in accordance with generally accepted accounting principles consistently applied.

          (h) Reporting Requirements. Deliver to the Administrative Agent for
              ----------------------
distribution to the Lenders:

          (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Parent Guarantor, balance sheets of the Parent Guarantor and its Consolidated Subsidiaries in comparative form as of the end of such quarter and statements of income and retained earnings of the Parent Guarantor and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year of the Parent Guarantor and ending with the end of such quarter, certified by the chief financial officer of the Parent Guarantor.

          (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent Guarantor, a copy of the annual report for such year for the Parent Guarantor and its Consolidated Subsidiaries containing financial statements for such year reported on by independent public accountants of recognized national standing acceptable to the Required Lenders, together with a certificate of such accounting firm to the Administrative Agent and the Lenders stating that in the course of the regular audit of the business of the Parent Guarantor and its Consolidated Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or an Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof;

          (iii) concurrently with the delivery of financial statements pursuant to clauses (i) and (ii) above or the notice relating thereto contemplated by the final sentence of this Section 5.01(h), a certificate of a senior financial officer of each of the Parent Guarantor and the Borrower (A) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail) and describing the action that the Parent Guarantor or the Borrower, as the case may be, has taken and proposes to take with respect thereto, and (B) in the case of the certificate relating to the Parent Guarantor, setting forth calculations, in reasonable detail, establishing Borrower's compliance, as at the end of such fiscal quarter, with the financial covenants contained in Article VII;

          (iv) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

          (v) promptly after the sending or filing thereof, copies of all reports which the Parent Guarantor sends to its stockholders, and copies of all reports and registration statements (other than registration statements filed on Form S-8 and filings under the Public Utilities Holding Company Act of 1935, as amended) that the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor or the Borrower, files with the Securities and Exchange Commission or any national securities exchange;

          (vi) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

          (vii) promptly and in any event within 10 days after the Parent Guarantor knows or has reason to know that any material ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, which the Parent Guarantor or any affected ERISA Affiliate proposes to take with respect thereto;

          (viii) promptly and in any event within two Business Days after receipt thereof by the Parent Guarantor (or knowledge being obtained by the Parent Guarantor of the receipt thereof by any ERISA Affiliate), copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

          (ix) promptly and in any event within five Business Days after receipt thereof by the Parent Guarantor (or knowledge being obtained by the Parent Guarantor of the receipt thereof by any ERISA Affiliate) from the sponsor of a Multiemployer Plan, a copy of each notice received by the Parent Guarantor or any ERISA Affiliate concerning (A) the imposition of material Withdrawal Liability by a Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (C) the amount of liability incurred, or which may be incurred, by the Parent Guarantor or any ERISA Affiliate in connection with any event described in clause (A) or (B) above;

          (x) promptly after the Parent Guarantor has knowledge of the commencement thereof, notice of any actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Parent Guarantor or any Material Subsidiary of the type described in Section 4.01(g);

          (xi) promptly after the Parent Guarantor or the Borrower knows of any change in the rating of the Index Debt by S&P's or Moody's, a notice of such changed rating; and

          (xii) such other information respecting the condition or operations, financial or otherwise, of the Parent Guarantor or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

Notwithstanding the foregoing, the Credit Parties' obligations to deliver the documents or information required under any of clauses (i), (ii) and (v) above shall be deemed to be satisfied upon (x) the relevant documents or information being publicly available on the Parent Guarantor's website or other publicly available electronic medium (such as EDGAR) within the time period required by such clause, and (y) the delivery by the Parent Guarantor or the Borrower of notice to the Administrative Agent and the Lenders, within the time period required by such clause, that such documents or information are so available.

          (i) Use the proceeds of the Loans hereunder to fund the Merger (including to pay related fees and expenses) or to provide liquidity support for Commercial Paper, and for no other purpose.

          (j) Amend this Agreement and the other Credit Documents, and execute such additional documents, as may be reasonably requested by the Arrangers, after consultation with the Borrower and prior to completion of the successful syndication of the credit facility provided hereby, to change the pricing, terms and structure of such credit facility if the Arrangers determine that such changes are advisable to ensure the successful syndication thereof.

          (k) At all times maintain ratings by both Moody's and S&P with respect to the Index Debt.

                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

          SECTION 6.01. Negative Covenants. So long as any Lender shall have any
                        ------------------
Commitment hereunder or any principal of any Loan, interest or fees payable hereunder shall remain unpaid, no Credit Party will, without the written consent of the Required Lenders:

          (a) Limitation on Liens. Create or suffer to exist, or permit any of
              -------------------
its Subsidiaries (other than a Utility Subsidiary) to create or suffer to exist, any lien, security interest, or other charge or encumbrance (collectively, "Liens") upon or with respect to any of its properties, whether now owned or hereafter acquired, or collaterally assign for security purposes, or permit any of its Subsidiaries (other than a Utility Subsidiary) to so assign any right to receive income in each case to secure or provide for or guarantee the payment of Debt for Borrowed Money of any Person, without in any such case effectively securing, prior to or concurrently with the creation, issuance, assumption or guaranty of any such Debt for Borrowed Money, the Loans (together with, if the Parent Guarantor shall so determine, any other Debt for Borrowed Money of or guaranteed by the Parent Guarantor or any of its Subsidiaries ranking equally with the Loans and then existing or thereafter created) equally and ratably with (or prior to) such Debt for Borrowed Money; provided, however, that the foregoing restrictions shall not apply to or prevent the creation or existence of:

          (i) (A) Liens on any property acquired, constructed or improved by the Parent Guarantor or any of its Subsidiaries (other than a Utility Subsidiary) after the date of this Agreement that are created or assumed prior to, contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement; or (B) in addition to Liens contemplated by clauses (ii) and (iii) below, Liens on any property existing at the time of acquisition thereof, provided that the Liens shall not apply to any property theretofore owned by the Parent Guarantor or any such Subsidiary other than, in the case of any such construction or improvement, (1) unimproved real property on which the property so constructed or the improvement is located, (2) other property (or improvements thereon) that is an improvement to or is acquired or constructed for specific use with such acquired or constructed property (or improvement thereof), and (3) any rights and interests (A) under any agreements or other documents relating to, or (B) appurtenant to, the property being so constructed or improved or such other property;

          (ii) existing Liens on any property or indebtedness of a corporation that is merged with or into or consolidated with any Credit Party or any of its Subsidiaries; provided that such Lien was not created in contemplation of such merger or consolidation;

          (iii) Liens on any property or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary of any Credit Party; provided that such Lien was not created in contemplation of such occurrence;

          (iv) Liens to secure Debt for Borrowed Money of a Subsidiary of a Credit Party to a Credit Party or to another Subsidiary of the Parent Guarantor;

          (v) Liens in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt for Borrowed Money incurred for the purpose of financing all or any part of the purchase price of the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt for Borrowed Money of the pollution control or industrial revenue bond type;

          (vi) Liens on any property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration, drilling or development thereof or to secured Debt for Borrowed Money incurred to provide funds for any such purpose;

          (vii) Liens existing on the date of this Agreement;

          (viii) Liens for the sole purposes of extending, renewing or replacing in whole or in part Debt for Borrowed Money secured by any Lien referred to in the foregoing clauses (i) through (vii), inclusive, or this clause
     (viii); provided, however, that the principal amount of Debt for Borrowed Money secured thereby shall not exceed the principal amount of Debt for Borrowed Money so secured at the time of such extension, renewal or replacement (which, for purposes of this limitation as it applies to a synthetic lease, shall be deemed to be (x) the lessor's original cost of the property subject to such lease at the time of extension, renewal or replacement, less (y) the aggregate amount of all prior payments under such lease allocated pursuant to the terms of such lease to reduce the principal amount of the lessor's investment, and borrowings by the lessor, made to fund the original cost of the property), and that such extension, renewal or replacement shall be limited to all or a part of the property or indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such property); or

          (ix) Liens on any property or assets of a Project Financing Subsidiary, or on any Capital Stock in a Project Financing Subsidiary, in either such case, that secure only a Project Financing or a Contingent Guaranty that supports a Project Financing; or

          (x) Any Lien, other than a Lien described in any of the foregoing clauses (i) through (ix), inclusive, to the extent that it secures Debt for Borrowed Money, or guaranties thereof, the outstanding principal balance of which at the time of creation of such Lien, when added to the aggregate principal balance of all Debt for Borrowed Money secured by Liens incurred under this clause (x) then outstanding, does not exceed 5% of Consolidated Net Tangible Assets.

          If at any time any Credit Party or any of its Subsidiaries shall create, issue, assume or guaranty any Debt for Borrowed Money secured by any Lien and the first paragraph of this Section 6.01(a) requires that the Loans be secured equally and ratably with such Debt for Borrowed Money, the Borrower shall promptly deliver to the Administrative Agent and each Lender:

          (1) a certificate of a duly authorized officer of the Borrower stating that the covenant contained in the first paragraph of this Section 6.01(a) has been complied with; and

          (2) an opinion of counsel acceptable to the Required Lenders to the effect that such covenant has been complied with and that all documents executed by any Credit Party or any of its Subsidiaries in the performance of such covenant comply with the requirements of such covenant.

          (b) Mergers, Etc. Merge or consolidate with or into, or, except in a
              ------------
transaction permitted under paragraph (c) of this Section, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except for the Merger and except that:

          (i) any Subsidiary of the Borrower may merge or consolidate with or transfer assets to or acquire assets from any other Subsidiary of the Borrower; and

          (ii) any Subsidiary of the Borrower may merge into or transfer assets to the Borrower; and

          (iii) the Parent Guarantor or any Subsidiary of the Parent Guarantor may merge, or consolidate with or transfer all or substantially all of its assets to any other Person; provided that in each case, immediately after giving effect thereto, (A) no Event of Default shall have occurred and be continuing (determined, for purposes of compliance with Section 7.01 after giving effect to such transaction, on a pro forma basis for the period of four consecutive fiscal quarters of the Parent Guarantor then most recently ended, as if such transaction had occurred on the first day of such period, and, for purposes of compliance with Section 7.02 after giving effect to such transaction, on a pro forma basis as if such transaction had occurred on the last day of the Parent Guarantor's fiscal quarter then most recently ended); (B) in the case of any merger, consolidation or transfer of assets to which the Borrower is a party (other than a merger, consolidation or transfer of assets between the Borrower and the Parent Guarantor), the Borrower shall be the continuing or surviving corporation; (C) in the case of any merger, consolidation, or transfer of assets to which NIPSCO or the Company is a party (other than a merger, consolidation or transfer of assets between such Person and a Credit Party), NIPSCO or the Company, as the case may be, shall be the continuing or surviving corporation; (D) in the case of any merger, consolidation or transfer of assets to which the Parent Guarantor is a party, the Parent Guarantor shall be the continuing or surviving corporation; and (E) the Index Debt continues to be rated at least BBB- by S&P and at least Baa3 by Moody's.

          (c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose
              ---------------------
of, or permit any of their respective Subsidiaries to sell, lease, transfer or otherwise dispose of (other than in connection with a transaction authorized by paragraph (b) of this Section) any substantial part of its assets; provided that the foregoing shall not prohibit any such sale, conveyance, lease, transfer or other disposition that (i) constitutes realization on a Lien permitted to exist under Section 6.01(a); or (ii) (A) (1) (a) is for a price not materially less than the fair market value of such assets, (b) would not materially impair the ability of any Credit Party to perform its obligations under this Agreement and
(c) together with all other such sales, conveyances, leases, transfers and other dispositions, would have no Material Adverse Effect, or (2) would not result in the sale, lease, transfer or other disposition, in the aggregate, of more than 10% of the consolidated total assets of the Parent Guarantor and its Subsidiaries at the Effective Time (after giving effect to the Merger), determined in accordance with GAAP; and (B) with respect to which the Borrower complies, if applicable, with Sections 2.07 and 2.08.

          (d) Compliance with ERISA. (i) Terminate, or permit any ERISA
              ---------------------
Affiliate to terminate, any Plan so as to result in a Material Adverse Effect or
(ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, that presents a material (in the reasonable opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan, if such termination could reasonably be expected to have a Material Adverse Effect.

          (e) Certain Restrictions. Permit any of its Subsidiaries (other than,
              --------------------
in the case of either Guarantor, the Borrower) to enter into or permit to exist any agreement that by its terms prohibits such Subsidiary from making any payments, directly or indirectly, to such Credit Party by way of dividends, advances, repayment of loans or advances, reimbursements of management or other intercompany charges, expenses and accruals or other returns on investment, or any other agreement that restricts the ability of such Subsidiary to make any payment, directly or indirectly, to such Credit Party; provided that the foregoing shall not apply to prohibitions and restrictions imposed by this Agreement or (i) (A) imposed under an agreement in existence on the date of this Agreement, and (B) described on Schedule 6.01(e), (ii) existing with respect to
                                ----------------
a Subsidiary on the date it becomes a Subsidiary that are not created in contemplation thereof (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such prohibition or restriction), (iii) contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such prohibitions or restrictions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) imposed on a Project Financing Subsidiary in connection with a Project Financing, or (v) that could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VII

                               FINANCIAL COVENANTS
                               -------------------

          After the Effective Time, so long as any of the Commitments remains in effect, any Loan remains outstanding or any other amount is owing to any Lender or the Administrative Agent hereunder, the Parent Guarantor shall:

          SECTION 7.01. Interest Coverage Ratio. Maintain:
                        -----------------------

          (a) until the end of the fourth full fiscal quarter to end after the Effective Time, for each period commencing at the Effective Time and ending on the last day of a fiscal quarter, and

          (b) commencing with the period of four consecutive fiscal quarters ending on the last day of the fourth full fiscal quarter to end after the Effective Time, for each period of four consecutive fiscal quarters:

an Interest Coverage Ratio of not less than 2.00 to 1.00.

          SECTION 7.02. Debt to Capitalization Ratio. Maintain a Debt to
                        ----------------------------
Capitalization Ratio of not more than:

          (a) 0.72 to 1.00 at the end of each of the fiscal quarters ending December 31, 2000 and March 31, 2001;

          (b) 0.70 to 1.00 at the end of the fiscal quarter ending June 30, 2001; and

          (c) 0.68 to 1.00 at the end of each fiscal quarter thereafter, commencing with the fiscal quarter ending September 30, 2001.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

          SECTION 8.01. Events of Default. If any of the following events
                        -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable or shall fail to pay any interest, fees or other amounts hereunder within three days after when the same becomes due and payable; or

          (b) Any representation or warranty made by any Credit Party herein or by any Credit Party (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or (c) Any Credit Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(h), 5.01(i), 6.01 or Article VII; or

          (d) Any Credit Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement on its part to be performed or observed (other than one identified in paragraph (a),(b) or (c) above) if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for thirty days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (e) The Parent Guarantor, the Borrower or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness (excluding Non-Recourse Debt) which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding the Loans) of the Parent Guarantor, the Borrower or such Subsidiary, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the scheduled maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f) Any Credit Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against any Credit Party (but not instituted by any Credit Party), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, any Credit Party or for any substantial part of its property) shall occur; or any Credit Party shall take any corporate action to authorize any of the actions set forth above in this paragraph (f); or

          (g) One or more Subsidiaries of the Parent Guarantor (other than any Credit Party) in which the aggregate sum of (i) the amounts invested by the Parent Guarantor and its other Subsidiaries in the aggregate, by way of purchases of Capital Stock, Capital Leases, loans or otherwise, and (ii) the amount of recourse, whether contractual or as a matter of law (but excluding Non-Recourse Debt), available to creditors of such Subsidiary or Subsidiaries against the Parent Guarantor or any of its other Subsidiaries, is $100,000,000 or more (collectively, "Substantial Subsidiaries") shall generally not pay their
                        ------------------------
respective debts as such debts become due, or shall admit in writing their respective inability to pay their debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Substantial Subsidiaries seeking to adjudicate them bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of them or theft respective debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for them or for any substantial part of their respective property and, in the case of any such proceeding instituted against Substantial Subsidiaries (but not instituted by any Subsidiary of the Parent Guarantor), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, the Substantial Subsidiaries or for any substantial part of their respective property) shall occur; or Substantial Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

          (h) Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower, the Parent Guarantor or any of its other Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) Any ERISA Event shall have occurred with respect to a Plan and, 30 days after notice thereof shall have been given to the Parent Guarantor or the Borrower by the Administrative Agent, (i) such ERISA Event shall still exist and
(ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clauses
(iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $10,000,000 (when aggregated with paragraphs (j), (k) and (l) of this Section), and a Material Adverse Effect could reasonably be expected to occur as a result thereof; or

          (j) The Parent Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Parent Guarantor and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum (in either case, when aggregated with paragraphs (i), (k) and (l) of this Section), and a Material Adverse Effect could reasonably be expected to occur as a result thereof; or

          (k) The Parent Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Parent Guarantor and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000 (when aggregated with paragraphs (i), (j) and (l) of this Section), and a Material Adverse Effect could reasonably be expected to occur as a result thereof; or

          (l) The Parent Guarantor or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA and the amount determined under
Section 302(f)(3) of ERISA is equal to or greater than $10,000,000 (when aggregated with paragraphs (i), (j) and (k) of this Section), and a Material Adverse Effect could reasonably be expected to occur as a result thereof; or

          (m) Any Change of Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitment of each Lender to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all amounts payable under this Agreement to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that if any Event of Default shall occur at any time while any Term Loan is outstanding, it shall not be necessary to declare the Commitments terminated, but, upon any acceleration of the Term Loans pursuant to the preceding clause (ii), the Commitments shall automatically terminate, without further notice of any kind, which is hereby expressly waived by the Borrower; and provided, further, that in the event of an actual or deemed entry of an order for relief with respect to any Credit Party under the Federal Bankruptcy Code, (1) the Commitment of each Lender shall automatically be terminated and (2) all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT
                            ------------------------

          SECTION 9.01. The Administrative Agent
                        ------------------------

          (a) Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          (b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the any Credit Party or any of such Credit Party's Subsidiaries or other Affiliates thereof as if it were not the Administrative Agent hereunder.

          (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, the Parent Guarantor or any of its other Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement, (2) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (4) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (5) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Credit Party) independent accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not unreasonably be withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, in any event having total assets in excess of $500,000,000 and who shall serve until such time, if any, as an Agent shall have been appointed as provided above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          (g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          (h) No Lender identified on the signature pages of this Agreement as a "Co-Syndication Agent", "Documentation Agent" or "Managing Agent", or that is given any other title hereunder other than the "Administrative Agent", shall have any right, power, obligation , liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the generality of the foregoing, no Lender so identified as a "Co-Syndication Agent", "Documentation Agent" or "Managing Agent" or that is given any other title hereunder, shall have, or be deemed to have, any fiduciary relationship with any Lender. Each Lender acknowledges that is has not relied, and will not rely, on the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X

                                    GUARANTY
                                    --------

          SECTION 10.01. The Guaranty
                         ------------

          (a) Each Guarantor, as primary obligor and not merely as a surety, hereby irrevocably, absolutely and unconditionally guarantees to the Administrative Agent and the Lenders and each of their respective successors, endorsees, transferees and assigns (each a "Beneficiary" and collectively, the
                                            -----------
"Beneficiaries") the prompt and complete payment by the Borrower, as and when
 -------------
due and payable, of the Obligations, in accordance with the terms of the Credit Documents. The provisions of this Article X are sometimes referred to hereinafter as the "Guaranty".
                    --------

          (b) Each Guarantor hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Beneficiaries with respect thereto. The obligations and liabilities of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any of the Obligations or any Credit Document, or any delay, failure or omission to enforce or agreement not to enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise of any right with respect to the foregoing (including, in each case, without limitation, as a result of the insolvency, bankruptcy or reorganization of any Beneficiary, the Borrower or any other Person); (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Credit

Documents or any agreement or instrument relating thereto; (iii) any exchange or release of, or non-perfection of any Lien on or in any collateral, or any release, amendment or waiver of, or consent to any departure from, any other guaranty of, or agreement granting security for, all or any of the Obligations;
(iv) any claim, set-off, counterclaim, defense or other rights that such Guarantor may have at any time and from time to time against any Beneficiary or any other Person, whether in connection with this transaction or any unrelated transaction; or (v) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor or surety in respect of the Obligations or such Guarantor in respect hereof. The obligations of the Guarantors under this Guaranty shall be joint and several.

          (c) The Guaranty provided for herein (i) is a guaranty of payment and not of collection; (ii) is a continuing guaranty and shall remain in full force and effect until the Commitments have been terminated and the Obligations have been paid in full in cash; and (iii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be returned by any Beneficiary upon or as a result of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          (d) The obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by any Beneficiary or any other Person at any time of any right or remedy against the Borrower or any other Person that may be or become liable in respect of all or any part of the Obligations or against any collateral security or guaranty therefor or right of setoff with respect thereto.

          (e) Each Guarantor hereby consents that, without the necessity of any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by any Beneficiary may be rescinded by such Beneficiary and any of the Obligations continued after such rescission.

          (f) Each Guarantor's obligations under this Guaranty shall be unconditional, irrespective of any lack of capacity of the Borrower or the other Guarantor or any lack of validity or enforceability of any other provision of this Agreement or any other Credit Document, and this Guaranty shall not be affected in any way by any variation, extension, waiver, compromise or release of any or all of the Obligations or of any security or guaranty from time to time therefor.

          (g) The obligations of the Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, marshalling of assets, assignment for the benefit of creditors, composition with creditors, readjustment, liquidation or arrangement of the Borrower or any similar proceedings or actions, or by any defense the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action.

Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts and obligations that constitute the Obligations and would be owed by the Borrower, but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

          SECTION 10.02. Waivers
                         -------

          (a) Each Guarantor hereby unconditionally waives: (i) promptness and diligence; (ii) notice of or proof of reliance by the Administrative Agent or the Lenders upon this Guaranty or acceptance of this Guaranty; (iii) notice of the incurrence of any Obligation by the Borrower or the renewal, extension or accrual of any Obligation or of any circumstances affecting the Borrower's financial condition or ability to perform the Obligations; (iv) notice of any actions taken by the Beneficiaries or the Borrower or any other Person under any Credit Document or any other agreement or instrument relating thereto; (v) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, of the obligations of either Guarantor hereunder or under any other Credit Document, the omission of or delay in which, but for the provisions of this Section 10 might constitute grounds for relieving either Guarantor of its obligations hereunder; (vi) any requirement that the Beneficiaries protect, secure, perfect or insure any Lien or any property subject thereto, or exhaust any right or take any action against the Borrower or any other Person or any collateral; and (vii) each other circumstance, other than payment of the Obligations in full, that might otherwise result in a discharge or exoneration of, or constitute a defense to, either Guarantor's obligations hereunder.

          (b) No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any Credit Document or any other agreement or instrument relating thereto shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any Credit Document or any other agreement or instrument relating thereto preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

This Guaranty is in addition to and not in limitation of any other rights, remedies, powers and privileges the Beneficiaries may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by either Guarantor or any other Person or by applicable law or otherwise. All rights, remedies, powers and privileges of the Beneficiaries shall be cumulative and may be exercised singly or concurrently. The rights, remedies, powers and privileges of the Beneficiaries under this Guaranty against the Guarantors are not conditional or contingent on any attempt by the Beneficiaries to exercise any of their rights, remedies, powers or privileges against any other guarantor or surety or under the Credit Documents or any other agreement or instrument relating thereto against the Borrower or against any other Person.

          (c) Each Guarantor hereby acknowledges and agrees that, until the Commitments have been terminated and all of the Obligations have been paid in full in cash, under no circumstances shall it be entitled to be subrogated to any rights of any Beneficiary in respect of the Obligations performed by it hereunder or otherwise, and each Guarantor hereby expressly and irrevocably waives, until the Commitments have been terminated and all of the Obligations have been paid in full in cash, (i) each and every such right of subrogation and any claims, reimbursements, right or right of action relating thereto (howsoever arising), and (ii) each and every right to contribution, indemnification, set-off or reimbursement, whether from the Borrower, the other Guarantor or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, and whether arising by contract or operation of law or otherwise by reason of such Guarantor's execution, delivery or performance of this Guaranty.

          (d) Each Guarantor represents and warrants that it has established adequate means of keeping itself informed of the Borrower's financial condition and of other circumstances affecting the Borrower's ability to perform the Obligations, and agrees that neither the Administrative Agent nor any Lender shall have any obligation to provide to such Guarantor any information it may have, or hereafter receive, in respect of the Borrower.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

          SECTION 11.01. Notices. Except in the case of notices and other
                         -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a)  if to any Credit Party, to it at:

               801 East 86th Avenue
               Merrillville, Indiana 46410
               Attention: Treasurer
               Telecopier:  (219) 647-6060;

          (b)  if to the Administrative Agent, to Credit Suisse First Boston,

               Eleven Madison Avenue
               New York, New York  10010
               Attn:  Yvette McQueen
               Telecopier:  (212) 325-8304

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          Any Party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 11.02. Waivers; Amendments.
                         -------------------

          (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Parent Guarantor and the Required Lenders or by the Borrower, the Parent Guarantor and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release either Guarantor from its obligations under the Guaranty, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 11.03. Expenses; Indemnity; Damage Waiver.
                         ----------------------------------

          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the initial syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

          (b) The Borrower shall indemnify the Administrative Agent, each Co-Syndication Agent, the Documentation Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transaction contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property now, in the past or hereafter owned or operated by the Borrower, the Parent Guarantor or any of its other Subsidiaries, or any Environmental Liability related in any way to the Borrower, the Parent Guarantor or any of its other Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

          (d) To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against each other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than 20 days after written demand therefor.

          SECTION 11.04. Successors and Assigns.
                         ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may, in consultation with the Borrower, assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (f) or (g) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 11.03), any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations
    -----------
under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Guarantors and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and
2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.l5 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (h) Anything herein to the contrary notwithstanding, each Lender (the "Granting Lender") shall have the right, without the prior consent of the
 ---------------
Borrower, to grant to a special purpose funding vehicle (the "SPFV") that is an
                                                              ----
Affiliate of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make hereunder, provided that (i) nothing herein shall
                                          -------------
constitute a commitment to make any Loan by any SPFV or shall relieve its Granting Lender of any obligation of such Granting Lender hereunder or under any other Credit Document, except to the extent that such SPFV actually funds all or part of any Loan such Granting Lender is obligated to make hereunder, (ii) if an SPFV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, (iii) the Granting Lender hereby indemnifies and holds the Administrative Agent harmless from and against any liability, loss, cost or expense (including for or in respect of Taxes) arising out of such identification and grant or any transaction contemplated thereby, and (iv) the provisions of this paragraph (h) shall not impose any increased cost or liability on any Credit Party. The making of a Loan by an SPFV hereunder shall utilize the Commitment of its Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto agrees that no SPFV shall be liable for any payment under this Agreement or any other Credit Document for which a Lender would otherwise be liable, for so long as, and to the extent that, its Granting Lender makes such payment. As to any Loans or portions of Loans made by it, each SPFV shall have all the rights that a Lender making such Loans or such portions of Loans would have had under this Agreement and otherwise; provided that (1) its voting rights under this Agreement shall be exercised solely by its Granting Lender and (2) its Granting Lender shall remain solely responsible to the other parties hereto for the performance of such SPFV's obligations under this Agreement, including its obligations in respect of the Loans or portions of Loans made by it. No additional Notes, if any, shall be required to evidence the Loans or portions of Loans made by a SPFV; and the Granting Lender shall be deemed to hold its Note, if any, as agent for its SPFV to the extent of the Loans or portions of Loans funded by such SPFV. Each Granting Lender shall act as administrative agent for its SPFV and give and receive notices and other communications on its behalf. Any payments for the account of any SPFV shall be paid to its Granting Lender as administrative agent for such SPFV, and neither any Credit Party nor the Administrative Agent shall be responsible for any Granting Lender's application of such payments. In furtherance of the foregoing, each party hereto hereby agrees that, until the date that is one year and one day after the payment in full of all outstanding senior Debt of any SPFV, it shall not institute against, or join any other Person in instituting against, such SPFV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings (or any similar proceedings) under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this paragraph
(h), an SPFV may (1) (A) with notice to, but without the prior written consent of, the Administrative Agent or the Borrower and without paying any processing fee therefor, assign all or any portion of its interest in any Loan to its Granting Lender or (B) with the consent (which consent shall not be unreasonably withheld) of the Administrative Agent and (if no Event of Default has occurred and is continuing) the Borrower, but without paying any processing fee therefor, assign all or any portion of its interest in any Loan to any financial institution providing liquidity or credit facilities to or for the account of such SPFV to fund the Loans funded by such SPFV or to support any securities issued by such SPFV to fund such Loans, and (2) disclose, on a confidential basis, any non-public information relating to Loans funded by it to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to such SPFV. The Borrower shall not be required to pay, or to reimburse any Granting Lender for, its expenses relating to any SPFV identified by such Granting Lender pursuant to this paragraph (h).

          SECTION 11.05. Survival. All covenants, agreements, representations
                         --------
and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans. The provisions of Sections 2.15, 2.16, 2.17 and 11.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 11.06. Counterparts; Integration; Effectiveness. This
                         ----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the commitment letter relating to the credit facility provided hereby (to the extent provided therein) and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 11.07. Severability. Any provision of this Agreement held to
                         ------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 11.08. Right of Setoff. If an Event of Default shall have
                         ---------------
occurred and be continuing, each Lender or any Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Credit Party against any of and all the Obligations now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process.
-------

          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law.

          (b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

          (c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES,
                         --------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 11.11. Headings. Article and Section headings and the Table of
                         --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 11.12. Confidentiality. Each of the Administrative Agent and
                         ---------------
the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower has given its prior consent to such assignee, which consent shall not be unreasonably withheld), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Credit Party or any Subsidiary of a Credit Party. For the purposes of this Section, "Information" means all information received from any Credit Party or any
 -----------
Subsidiary of a Credit Party relating to a Credit Party or any Subsidiary of a Credit Party or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary of a Credit Party; provided that, in the case of information received from any Credit Party or any Subsidiary of a Credit Party after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        NISOURCE FINANCE CORP., as Borrower


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NEW NISOURCE INC., as a Guarantor


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NISOURCE INC., as a Guarantor


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        CREDIT SUISSE FIRST BOSTON, as a Lender
                                        and as Administrative Agent and
                                        Co-Syndication Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BARCLAYS BANK PLC as a Lender and as
                                        Documentation Agent and Co-Syndication
                                        Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        as a Lender and Managing Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BNP PARIBAS,
                                        as a Lender and Managing Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        TORONTO DOMINION (TEXAS), INC.,
                                        as a Lender and Managing Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BANK OF MONTREAL
                                        as a Lender and Managing Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                        as a Lender and Managing Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE BANK OF NOVA SCOTIA
                                        as a Lender and Managing Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BANK ONE, NA, as a Lender and Managing
                                        Agent


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                         Annex A

                                  PRICING GRID

          The "Applicable Rate" for any day with respect to any Eurodollar Revolving Loan or Eurodollar Term Loan, ABR Loan, Facility Fee or Utilization Fee, as the case may be, is the percentage set forth below in the applicable row under the column corresponding to the Status that exists on such day:

---------------------- ----------- ------------ ----------- ------------ ----------- -----------
       Status           Level I     Level II    Level III    Level IV     Level V     Level VI
---------------------- ----------- ------------ ----------- ------------ ----------- -----------
Eurodollar Revolving
Loans/Eurodollar          52.5        62.5          85          105         120         150
Term Loans
(basis points)
---------------------- ----------- ------------ ----------- ------------ ----------- -----------
ABR Loans
(basis points)             0            0           0            0           0          100
---------------------- ----------- ------------ ----------- ------------ ----------- -----------
Facility Fee (basis
points)                    10         12.5          15          20           40          50
---------------------- ----------- ------------ ----------- ------------ ----------- -----------
Utilization Fee
(basis points)            12.5        12.5          25          25           40          50
---------------------- ----------- ------------ ----------- ------------ ----------- -----------

          For purposes of this Pricing Grid, the following terms have the following meanings (as modified by the provisos below):

          "Level I Status" exists at any date if, at such date, the Index Debt is rated either A- or higher by S&P or A3 or higher by Moody's.

          "Level II Status" exists at any date if, at such date, the Index Debt is rated either BBB+ or higher by S&P or Baa1 or higher by Moody's.

          "Level III Status" exists at any date if, at such date, the Index Debt is rated either BBB or higher by S&P or Baa2 or higher by Moody's.

          "Level IV Status" exists at any date if, at such date, the Index Debt is rated either BBB- or higher by S&P or Baa3 or higher by Moody's.

          "Level V Status" exists at any date if, at such date, the Index Debt is rated either BB+ or higher by S&P or Ba1 or higher by Moody's.

          "Level VI Status" exists at any date if, at such date, no other Status exists.

          "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

The credit ratings to be utilized for purposes of this Pricing Grid are those assigned to the Index Debt, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

Provided, if the Index Debt is split-rated and the ratings differential is one level, the higher rating will apply. If the Index Debt is split-rated and the differential is two levels or more, the rating at the midpoint will apply. If there is no midpoint rating, the higher of the two intermediate ratings will apply.

Provided, further, Level I Status will apply in the event that the Index Debt is rated at or above either of the Moody's or S&P ratings set out in Level I Status above. Level VI Status will apply in the event that the Index Debt is rated below both the Moody's and S&P ratings set out in Level V Status above.

Until the Aggregate Commitments (or, after the Termination Date, if applicable, the aggregate principal amount of all outstanding Term Loans) are/is permanently reduced to an amount not exceeding 50% of the Aggregate Commitments as of the Effective Date, Level II Status shall apply at any time that the Index Debt maintains any of the Moody's or S&P ratings set out in Level I Status through Level II Status above.

                                  SCHEDULE 2.01

                        ALLOCATION OF MAXIMUM COMMITMENT
                        --------------------------------


                    Lender                       Allocation of $6 billion
                    ------                       ------------------------

Credit Suisse First Boston                            $1,250,000,000
Eleven Madison Avenue
New York, New York 10010
Attn:  Yvette McQueen
Tel: 212-325-9934
Fax: 212-325-8304

Barclays Capital plc                                  $1,250,000,000
222 Broadway
New York, New York 10038
Attn:
Tel: 212-412-
Fax: 212-412-5306

The Bank of Tokyo-Mitsubishi, Ltd.                     $500,000,000
227 West Monroe Street, Ste. 2300
Chicago, Illinois 60606
Attn:  Laura Kozlowski/Jean Chaney
Tel: 312-696-4709/4712
Fax: 312-696-4532

BNP Paribas                                            $500,000,000
919 Third Avenue
New York, New York 10022-1278
Attn:  Tecla Hurley
Tel: 212-471-6651
Fax: 212-841-2217

Toronto Dominion (Texas), Inc.                         $500,000,000
The Toronto-Dominion Bank
909 Fannin Street, 17th Floor
Houston, Texas 77010
Attn:  Carolyn Faeth
Tel: 713-427-8520
Fax: 713-951-9921

Bank of Montreal                                       $500,000,000
115 South LaSalle Street, 111-11W
Chicago, Illinois 60603
Attn:  Keiko Kuze
Tel: 312-750-3771
Fax: 312-750-4304

The Industrial Bank of Japan, Limited                  $500,000,000
1251 Avenue of the Americas
New York, New York 10020-1104
Attn:  Margaret Schwed/Nitin Sangle
Tel: 212-282-3876/4094
Fax: 212-282-4480

The Bank of Nova Scotia                                $500,000,000
600 Peachtree Street NE, Ste. 2700
Atlanta, Georgia 30308
Attn:  Allyson Mohan
Tel: 404-877-1549
Fax: 404-888-8998

Bank One NA                                            $500,000,000
One Bank One Plaza, Ste. 0634
Chicago, Illinois 60670
Attn:  Ken Fecko
Tel: 312-732-4616
Fax: 312-732-4840

                                SCHEDULE 4.01(D)

                 MERGER AGREEMENT - WAIVED OR AMENDED PROVISIONS
                 -----------------------------------------------


                                      None.

                                SCHEDULE 6.01(E)

                               EXISTING AGREEMENTS
                               -------------------

1. Lease Agreement, dated August 18, 2000, between Winslow Hill Funding, Limited Partnership and Ironside Energy LLC. ($61,440,000).

2. Lease Agreement, dated December 14, 1999, between Mattco Funding, Limited Partnership and Whiting Clean Energy, Inc. ($261,000,000).

3. Lease Agreement, dated May 1, 1998, between Giffords Brook Funding, Limited Partnership and Cokenergy, Inc ($115,500,000).

4. Lease Agreement, dated July 31, 1997, between Stormville Mountain Funding, Limited Partnership and Portside Energy Corporation ($60,625,000).

5. Lease Agreement, dated September 24, 1996, between Depot Hill Funding, Limited Partnership and Lakeside Energy Corporation ($59,232,000).

6. Indenture, dated August 1, 1939, as supplemented from time to time, between Northern Indiana Public Service Company and Harris Trust and Savings Bank, as Trustees.

7. Revolving Credit Agreement, dated as of February 23, 1989, between Northern Utilities, Inc. and The First National Bank of Boston ($10,000,000).

8. Northern Utilities, Inc. Note Agreement, dated as of January 1, 1992, for the issuance of $13,000,000 principal amount of 9.70% Notes due September 1, 2031.

9. Northern Utilities, Inc. Note Agreement, dated as of September 1, 1995, for the issuance of $10,000,000 principal amount of 6.93% Senior Notes, Series A, due September 1, 2010, and $5,000,000 principal amount of 6.30% Senior Notes, Series B, due September 1, 1998.

10. Term Loan Agreement by and between I.W.C. Resources Corporation and KeyBank National Association, dated August 7, 1996 ($5,600,000).

11. I.W.C. Resources Corporation Note Agreement, dated as of March 1, 1994 for th issuance of $14,000,000 principal amount of 6.31% Senior Notes due March 1, 2001.

12. $200,000,000 Credit Agreement (364-Day Facility) dated as of September 22, 2000 among Northern Indiana Public Service Company.